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                                                                    EXHIBIT 23.1

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus and Prospectus Supplement of Atmos Energy Corporation for the registration of $250,000,000 of debt securities and to the incorporation by reference therein of our report dated November 8, 2002, with respect to the consolidated financial statements and schedule of Atmos Energy Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP

Dallas, Texas
January 13, 2003